Exhibit 10.9

SIXTH AMENDED AND RESTATED
SECURITIES PURCHASE AGREEMENT

THIS SIXTH AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT (this “Agreement”) is entered into as of February 6, 2014, by and among Nano Vibronix, Inc., a Delaware corporation (the “Company”), and Globis Overseas Fund, Ltd. (the “Investor”).

WHEREAS, the Company and the Investor entered into that certain Securities Purchase Agreement dated as of February 5, 2013 (the “Original SPA”) and, in connection therewith, the Company issued to the Investor that certain (i) Secured Convertible Promissory Note dated February 5, 2013 in the principal amount of $20,000 and (ii) a warrant to purchase 52,632 shares of common stock of the Company, dated February 5, 2013 (the “February Warrant”);

WHEREAS, the Company and the Investor entered into that certain Amended and Restated Securities Purchase Agreement dated as of March 28, 2013 (the “March SPA”) to amend and restate the Original SPA and, in connection therewith, the Company issued to the Investor that certain (i) Amended and Restated Secured Convertible Promissory Note dated March 28, 2013 in the principal amount of $40,000 (the “March Note”) and (ii) a warrant to purchase 52,632 shares of common stock of the Company, dated March 28, 2013 (the “March Warrant”); and

WHEREAS, the Company and the Investor entered into that certain Second Amended and Restated Securities Purchase Agreement dated as of June 3, 2013 (the “June SPA”) to amend and restate the March SPA and, in connection therewith, the Company issued to the Investor that certain (i) Second Amended and Restated Secured Convertible Promissory Note dated June 3, 2013 in the principal amount of $60,000 (the “June Note”) and (ii) a warrant to purchase 52,632 shares of common stock of the Company, dated June 3, 2013 (the “June Warrant”); and

WHEREAS, the Company and the Investor entered into that certain Third Amended and Restated Securities Purchase Agreement dated as of August 5, 2013 (the “August SPA”) to amend and restate the June SPA and, in connection therewith, the Company issued to the Investor that certain (i) Third Amended and Restated Secured Convertible Promissory Note dated August 5, 2013 in the principal amount of $80,000 (the “August Note”) and (ii) a warrant to purchase 52,632 shares of common stock of the Company, dated August 5, 2013 (the “August Warrant”); and

WHEREAS, the Company and the Investor entered into that certain Fourth Amended and Restated Securities Purchase Agreement dated as of October 7, 2013 (the “October SPA”) to amend and restate the August SPA and, in connection therewith, the Company issued to the Investor that certain (i) Fourth Amended and Restated Secured Convertible Promissory Note dated October 7, 2013 in the principal amount of $100,000 (the “October Note”) and (ii) a warrant to purchase 52,632 shares of common stock of the Company, dated October 7, 2013 (the “October Warrant”; and, together with the February Warrant, the March Warrant, the June Warrant and the August Warrant, the “Existing Warrants”); and

WHEREAS, the Company and the Investor entered into that certain Fifth Amended and Restated Securities Purchase Agreement dated as of December 9, 2013 (the “Existing SPA”) to amend and restate the October SPA and, in connection therewith, the Company issued to the Investor that certain (i) Fifth Amended and Restated Secured Convertible Promissory Note dated December 9, 2013 in the principal amount of $120,000 (the “Existing Note”) and (ii) a warrant to purchase 52,632 shares of common stock of the Company, dated December 9, 2013 (the “December Warrant”; and, together with the February Warrant, the March Warrant, the June Warrant, the August Warrant and the October Warrant, the “Existing Warrants”); and

WHEREAS, the Company and the Investor desire to amend and restate the Existing SPA and the Existing Note to increase the principal amount outstanding thereunder and to issue an additional warrant as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree that the Existing SPA is hereby amended and restated in its entirety as follows:

SECTION 1

DEFINITIONS

1.1           Definitions. Capitalized but otherwise undefined terms used herein shall have the meanings provided therefor in the Convertible Note. In addition to the terms defined elsewhere in this Agreement and the Convertible Note, the following terms have the meanings indicated:

“Business Day” means any day which is not a Saturday or Sunday or a legal holiday on which banks are authorized or required to be closed in New York, New York.

“Collateral” has the meaning ascribed to such term in the Convertible Note.

“Common Stock” means the common stock of the Company.

“Convertible Note” shall have the meaning ascribed to such term in Section 2.1.

“Governmental Authority” shall mean any federal, state, local or other governmental department, commission, board, bureau, agency or other instrumentality or authority, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government.

“Lien” has the meaning ascribed to such term in the Convertible Note.

“Material Adverse Effect” shall mean (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, condition (financial or otherwise) or prospects of the Company and its direct or indirect Subsidiaries, taken as a whole on a consolidated basis, or (iii) a material and adverse impairment of the Company’s ability to perform fully on a timely basis its obligations under any of the Transaction Documents to which such Person is party.

“Note Conversion Shares” means the shares of Common Stock issuable upon the conversion of the Convertible Note in accordance with Section 5 of the Convertible Note.

“Organic Document” means, relative to any Person, its articles or certificate of incorporation, or certificate of limited partnership or formation, its bylaws, partnership or operating agreement or other organizational documents, and all stockholders agreements, voting trusts and similar arrangements applicable to any of its capital stock, partnership interests or other ownership interests.

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“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, or joint stock company.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securities” means the Convertible Note, the Warrants, the Note Conversion Shares and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, limited liability company, partnership, association or other business entity (a) of which securities of other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent, or (b) that is, at any time any determination is made, otherwise controlled by, the parent or one or more Subsidiaries of the parent and one or more Subsidiaries of the parent.

“Transaction Documents” means this Agreement, the Convertible Note, the Warrants and any other and all other certificates, documents, agreements and instruments delivered to the Investor under or in connection with this Agreement, the Convertible Note or the Warrants.

“Warrant Shares” means the shares of Common Stock into which the Warrants are exercisable, pursuant to terms of the applicable Warrant.

“Warrants” means, collectively, the Existing Warrants and the Additional Warrant.

SECTION 2

ISSUANCE OF SECURITIES

2.1           Issuance of Securities. Subject to the terms and conditions of this Agreement, the Company shall issue and sell to the Investor the sixth amended and restated secured convertible promissory note, the form of which is attached hereto as Exhibit A (the “Convertible Note”), in the principal amount of $140,000 (the “Principal Amount”), the Existing Warrants (which were previously delivered by the Company on February 5, 2013, March 28, 2013, June 3, 2013, August 5, 2013, October 7, 2013 and December 9, 2013, respectively) and a warrant to purchase an aggregate of up to 52,632 shares of Common Stock, the form of which is attached hereto as Exhibit B (the “Additional Warrant”), against payment by the Investor to (or to the order of) the Company of $140,000 (the “Purchase Price”) (of which $20,000 was paid by the Investor on February 5, 2013, $20,000 was paid by the Investor on March 28, 2013, $20,000 was paid by the Investor on June 3, 2013, $20,000 was paid by the Investor on August 5, 2013, $20,000 was paid by the Investor on October 7, 2013 and $20,000 was paid by the Investor on December 9, 2013).

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2.2           Delivery. On the date hereof, (a) the Company shall execute and deliver to the Investor the Convertible Note and the Additional Warrant, and (b) the Investor shall deliver to the Company a check or wire transfer of immediately available funds in an amount equal to $20,000. Each of the Convertible Note and the Additional Warrant shall be a binding obligation of the Company upon execution thereof by the Company and delivery thereof to the Investor. The Company acknowledges that it already received $120,000 of the Purchase Price ($20,000 paid by the Investor on February 5, 2013, $20,000 paid by the Investor on March 28, 2013, $20,000 paid by the Investor on June 3, 2013, $20,000 paid by the Investor on August 5, 2013, $20,000 paid by the Investor on October 7, 2013 and $20,000 paid by the Investor on December 9, 2013) in connection with the Original SPA, the March SPA, the June SPA, the August SPA, the October SPA and the Existing SPA, such that only $20,000 of the Purchase Price is due on the date hereof, and the Investor acknowledges that it received the February Warrant on February 5, 2013 in connection with the Original SPA, the March Warrant on March 28, 2013 in connection with the March SPA, the June Warrant on June 3, 2013 in connection with the June SPA, the August Warrant on August 5, 2013 in connection with the August SPA, the October Warrant on October 7, 2013 in connection with the October SPA and the December Warrant on December 9, 2013 in connection with the Existing SPA.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF the investor

The Investor hereby represents, warrants and covenants to the Company as follows:

3.1           Purchase for Own Account. The Investor represents that it is acquiring the Securities solely as an investment for such Person’s own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The acquisition by the Investor of any of the Securities shall constitute confirmation of the representation by the Investor that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

3.2           Investment Experience. Either (a) the Investor or its officers, directors, managers or controlling persons has a preexisting personal or business relationship with the Company or its officers, directors or controlling persons, or (b) the Investor, by reason of its own business and financial experience, has the capacity to protect its own interests in connection with the investment contemplated hereby. The Investor represents that it is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. The Investor acknowledges that any investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

3.3           Accredited Investor. The Investor represents that it is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

3.4           Restrictions on Transfer. The Investor understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, the Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

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3.5           Authorization and Power. The Investor has the requisite power and authority to enter into and perform this Agreement and the other Transaction Documents that it is a party to and to purchase the Convertible Note and the Warrants being sold to it hereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents that the Investor is a party to by the Investor and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action, and no further consent or authorization of the Investor or its Board of Directors, members or managers, as the case may be, is required. Each of this Agreement and the Transaction Documents that the Investor is a party to has been duly authorized, executed and delivered by the Investor and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Investor enforceable against the Investor in accordance with the terms thereof.

SECTION 4

Representations and Warranties of the Company

The Company hereby represents and warrants to the Investor that:

4.1           Organization, Good Standing and Qualification; Licenses. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority, and holds all governmental licenses, permits, registrations and other approvals required under applicable law, to own and hold under lease its property and to carry on its business as now conducted and as proposed to be conducted, except where the failure to hold any such licenses, permits, registrations and other approvals could not result in a Material Adverse Effect. Each of the Company and each of its Subsidiaries is qualified to do business in each jurisdiction where the nature of its properties of the conduct of its business requires it to be so qualified to do business and where the failure so to qualify could result in a Material Adverse Effect.

4.2           Authorization. All action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Securities, has been taken or will be taken prior to the date hereof. Each of the Transaction Documents constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

4.3           Absence of Required Consents; No Violations. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority on the part of the Company or any of its Subsidiaries is required in connection with the consummation of the transactions contemplated by the Transaction Documents, except for the filing with the SEC of a Form D, and such filing(s) pursuant to applicable state securities laws as may be necessary, which filings will be timely effected after the delivery of the Securities pursuant to Section 2.2, and recordings or filings in connection with the perfection of the Liens on the Collateral in favor of the Investor. Neither the Company nor any of its Subsidiaries is in violation or default (a) of any provision of its Organic Documents, (b) of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or (c) of any provision of any federal or state statute, rule or regulation applicable to the Company, except in the cases of clause (b) and (c) above, for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any Lien upon any material assets of the Company, any of its Subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company or any of its Subsidiaries, their business or operations or any of their assets or properties and which would result in a Material Adverse Effect.

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4.4           Convertible Note and Warrant. All representations and warranties of the Company contained in the Convertible Note and the Warrants are true and correct as of the date hereof.

4.5           Licenses and Intellectual Property Rights. The Company and each of its Subsidiaries possess all licenses, patents, trademarks, trade names, service marks, copyrights, and other intellectual property rights, free from burdensome restrictions, necessary to enable them to conduct their respective business, the absence of which could result in a Material Adverse Effect.

4.6           Disclosure. None of the representations or warranties made by the Company herein as of the date of such representations and warranties, and none of the statements contained in any other information with respect to the Company and its properties and assets, including each exhibit or report, furnished by or on behalf of the Company to the Investor in connection herewith, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading.

4.7           Offering. Subject in part to the truth and accuracy of the Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Securities as contemplated by this Agreement is exempt from the registration requirements of the Securities Act and will not result in a violation of the qualification or registration requirements of the any applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

4.8           Valid Issuance of Note Conversion Shares and Warrant Shares. The Note Conversion Shares, when issued, sold and delivered in accordance with the terms of the Convertible Note for the consideration specified therein and the Warrant Shares, when issued, sold and delivered in accordance with the terms of the Warrants for the consideration specified therein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

4.9           Collateral.

(a)          The Company’s chief executive office and principal place of business (as of the date of this Agreement) is located at the address set forth in Schedule 1; the Company’s jurisdiction of organization and organizational identification number are set forth in Schedule 1; the Company’s exact legal name is as set forth in the first paragraph of this Agreement; and all other locations where the Company conducts business or Collateral is kept (as of the date of this Agreement) are set forth in Schedule 2.

(b)          The Company has rights in or the power to transfer the Collateral, and the Company is the legal and beneficial owner of the Collateral, free from any Lien, and has good and marketable title thereto.

(c)          All of the Company’s U.S. and foreign patents and patent applications, copyrights (whether or not registered), applications for copyright, trademarks, service marks and trade names (whether registered or unregistered), and applications for registration of such trademarks, service marks and trade names, are set forth in Schedule 2.

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SECTION 5

MISCELLANEOUS

5.1           Survival of Representations, Warranties and Covenants. The warranties, representations and covenants of the Company, the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

5.2           Successors and Assigns. Except as otherwise provided therein, the terms and conditions of this Agreement and the other Transaction Documents shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities); provided, however, that the Company may not assign or transfer its rights or obligations hereunder or under the other Transaction Documents without the prior written consent of the Investor. The Securities shall be freely transferable, without restriction, subject to compliance with applicable securities laws. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.3           Governing Law; Venue; Jury Trial Waiver.

(a)          This Agreement is to be construed in accordance with and governed by the laws of the State of New York.

(b)          Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

5.4           Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

5.5           Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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5.6           Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications for the Company shall be sent to 105 Maxess Road, Suite S124, Melville, NY 11747 and all communications for the Investor shall be sent to 805 Third Avenue, 15th Floor, New York, NY 10022, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 5.6.

5.7           Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only if such amendment, modification or waiver is in writing and only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this section shall be binding upon each holder of any Securities acquired under this Agreement at the time outstanding (including securities into which such Securities are convertible), each future holder of all such Securities, and the Company.

5.8           Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

5.9           Expenses. The Company shall pay the fees and expenses of the advisors, counsel, accountants and other experts of the Company and the Investor, if any, and all other expenses, incurred by the Company and the Investor incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents.

5.10         Register. The Company shall maintain at its principal executive offices a register for the Securities, in which the Company shall record the name and address of the person in whose name the Securities have been issued (including the name and address of each transferee) and the amount of the Securities held by such person. The Company shall keep the register open and available during business hours for inspection by the Investors or their legal representatives upon prior written notice.

5.11         Interpretation. In this Agreement and the other Transaction Documents, except to the extent the context otherwise requires: (a) any reference in this Agreement or other Transaction Document to a Section, a Schedule or an Exhibit is a reference to a Section thereof, a schedule thereto or an exhibit thereto, respectively, and to a subsection thereof or a clause thereof is, unless otherwise stated, a reference to a subsection or a clause of the Section or subsection in which the reference appears; (b) the words “hereof,” “herein,” “hereto,” “hereunder” and the like mean and refer to this Agreement or other Transaction Document as a whole and not merely to the specific Section, subsection, paragraph or clause in which the respective word appears; (c) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; (d) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto; (e) references to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to; and (f) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement or other Transaction Document.

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5.12         Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described in this Agreement and the other Transaction Documents and contemplated hereby and thereby and to carry into effect the intents and purposes of this Agreement and the other Transaction Documents.

5.13         Reservation of Stock. The Company covenants that it will (a) reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the conversion of the Convertible Note and the exercise of the Warrants and/or (b) take all necessary steps, within the opinion of legal counsel, to amend the Company’s certificate of incorporation to provide sufficient reserves of shares of Common Stock issuable upon conversion of the Convertible Note and the exercise of the Warrants.

5.14         Notices for Collateral.

(a)          The Company shall give prompt written notice to the Investor (and in any event not later than 30 days following any change described below in this subsection) of:  (i) any change in the location of the Company’s chief executive office or principal place of business; (ii) any change in the locations set forth in Schedule 1; (iii) any change in the Company’s name; (iv) any changes in the Company’s identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; (v) any change in the Company’s registration as an organization (or any new such registration); or (vi) any change in the Company’s jurisdiction of organization; provided that the Company shall not locate any Collateral outside of the United States nor shall the Company change its jurisdiction of organization to a jurisdiction outside of the United States.

(b)          If and when the Company shall obtain rights to any new patents, trademarks, service marks, trade names or copyrights, or otherwise acquire or become entitled to the benefit of, or apply for registration of, any of the foregoing, the Company (i) shall promptly notify the Investor thereof, and (ii) hereby authorizes the Investor to modify, amend, or supplement Schedule 2 and from time to time to include any of the foregoing and make all necessary or appropriate filings with respect thereto.

5.15         Power of Attorney. (a)  The Investor shall have the right to, in the name of the Company, or in the name of the Investor or otherwise, upon notice to but without the requirement of assent by the Company, and the Company hereby constitutes and appoints the Investor (and any of the Investor’s officers, employees or agents designated by the Investor) as the Company’s true and lawful attorney-in-fact, with full power and authority to: (i) sign and file any of the financing statements and other documents and instruments which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of the Investor’s security interest in the Collateral; (ii) assert, adjust, sue for, compromise or release any claims under any policies of insurance; (iii) give notices of control, default or exclusivity (or similar notices) under any account control agreement or similar agreement with respect to exercising control over deposit accounts or securities accounts; and (iv) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of the Company, which the Investor may deem reasonably necessary or advisable to maintain, protect, realize upon and preserve the Collateral and the Investor’s security interest therein and to accomplish the purposes of this Agreement. The Investor agrees that, except upon and during the continuance of an event of default under the Convertible Note, it shall not exercise the power of attorney, or any rights granted to the Investor, pursuant to clauses (ii), (iii) and (iv). The foregoing power of attorney is coupled with an interest and irrevocable so long as the obligations under the Convertible Note have not been paid and performed in full. The Company hereby ratifies, to the extent permitted by law, all that the Investor shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 5.15.

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5.16         Amendment and Restatement. The Company and the Investor agree that: (a) the Obligations (as defined in the Convertible Note) represent, among other things, the restatement, renewal, amendment and modification of the “Obligations” (as defined in the Existing Note); (b) this Agreement is intended to, and does hereby, restate, renew, amend, modify, supersede and replace the Existing SPA in its entirety; and (c) the entering into and performance by the Company and the Investor of their respective obligations under the Transaction Documents and the transactions evidenced hereby and thereby do not constitute a novation nor shall they be deemed to have terminated, extinguished or discharged the indebtedness under the Existing Note, all of which indebtedness shall continue under and be governed by this Agreement and the Convertible Note. All references in the other Transaction Documents to the Existing SPA shall henceforth include references to this Agreement, as may, from time to time, be further amended, modified, extended, and/or renewed. To the extent permitted by applicable Law, any and all of the terms and provisions of the other Transaction Documents are hereby amended and modified wherever necessary, even though not specifically addressed herein, so as to conform to the amendments and modifications set forth herein.

5.17         Ratifications. The Company hereby (a) ratifies and confirms all provisions of the Existing SPA and the Convertible Note and all other Transaction Documents, and (b) ratifies and confirms that all guaranties, assurances, and liens granted, conveyed, or assigned to the Investor under the Existing Note are not released, reduced, or otherwise adversely affected by this Agreement and continue to guarantee, assure, and secure full payment and performance of the present and future obligations of the Company under this Agreement, the Convertible Note and the Transaction Documents.

5.18         Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

(Remainder of page intentionally left blank; signature pages follow)

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IN WITNESS WHEREOF, the parties have executed this Sixth Amended and Restated Securities Purchase Agreement as of the date first above written.

NANO VIBRONIX, INC.,
as the Company

By:	/s/ Harold Jacob

Name:	Harold Jacob

Title:	Chief Executive Officer

GLOBIS OVERSEAS FUND LTD.,
as the Investor

By:	/s/ Paul Packer

Name:	Paul Packer

Title:	Managing Member of the General Partner of the Investment Manager

EXHIBIT A

FORM OF SECURED CONVERTIBLE NOTE

EXHIBIT B

FORM OF WARRANT TO PURCHASE COMMON STOCK

SCHEDULE 1

COMPANY INFORMATION

SCHEDULE 2

COMPANY INTELLECTUAL PROPERTY